Exhibit 99.1

Starbucks Contact, Investor Relations:	Starbucks Contact, Media:
JoAnn DeGrande	Valerie O’Neil
206-318-7118	206-318-7100
investorrelations@starbucks.com	press@starbucks.com
Starbucks Posts Strong Fourth Quarter and Fiscal 2009 Results
Q409 GAAP EPS of $0.20; Non-GAAP EPS of $0.24
Company Reports Improving Comparable Store Sales Trends
Increases FY10 Earnings Outlook
Fiscal Fourth Quarter 2009 Highlights:
•	Comparable store sales trends improved in U.S. and International segments on both sequential quarter and year-over-year basis.

•	Consolidated same store sales improved to negative 1% from negative 5% in the previous quarter.

•	Operating margin improved 760 basis points to 8.2%.

•	Non-GAAP operating margin improved 570 basis points to 10.4%.

•	EPS was $0.20 compared to $0.01 in prior year period.

•	Non-GAAP EPS increased to $0.24, a 140% increase from $0.10 in the prior year period.
Full Fiscal Year 2009 Highlights:
•	Cost savings initiatives delivered full-year savings of approximately $580 million, exceeding target by $30 million.

•	Operating margin improved 80 basis points to 5.7%.

•	Non-GAAP operating margin improved 110 basis points to 9.2%.

•	EPS increased 21% to $0.52 from $0.43 in the prior year; Non-GAAP EPS increased 13% to $0.80 from $0.71 in the prior year.

•	Operating cash flow totaled $1.4 billion and free cash flow exceeded $900 million.
SEATTLE; November 5, 2009 — Starbucks Corporation (NASDAQ: SBUX) today reported financial results for its fourth quarter and fiscal year ended September 27, 2009 and increased its FY10 earnings outlook based on improving same store sales trends and the increasing impact of its cost savings efforts.
“Starbucks strong performance in Q4 and fiscal 2009 overall is the result of our successful efforts to improve our customer and partner experiences, the initiatives and innovations we have introduced over the past 18 months and the significant, permanent changes we have made to our cost structure,” said Howard Schultz, chairman, president and ceo. “We are seeing broad-based improvement across our global business, and are cautiously optimistic about the upcoming holiday period,” added Schultz.
“Improving top line trends, coupled with a disciplined operational focus in both our stores and our support organization, position us well for long-term, profitable growth,” commented Troy Alstead, executive vice president and cfo. “As a result, we are increasing our non-GAAP EPS outlook for fiscal year 2010 to a range of 15% to 20% growth over fiscal 2009.”

	13 Weeks Ended			52 Weeks Ended
	27-Sep-09	28-Sep-08	Change	27-Sep-09	28-Sep-08	Change

GAAP EPS	$0.20	$0.01	1,900%	$0.52	$0.43	21%
Adjustments[1]	$0.04	$0.09	-56%	$0.28	$0.28	—
Non-GAAP EPS	$0.24	$0.10	140%	$0.80	$0.71	13%

[1]	Adjustments include restructuring charges in 2008 and 2009, plus other transformation charges in 2008. See the Reconciliation of Selected GAAP Measures to Non-GAAP Measures at the end of this document for further detail.
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Fourth Quarter Fiscal 2009 Summary

	13 Weeks Ended
	27-Sep-09	28-Sep-08	Change

Revenues (in $ millions)	$2,422.2	$2,515.5	-4%
GAAP Operating Income (in $ millions)	$199.4	$14.2	1,304%
GAAP Operating Margin	8.2%	0.6%	760	bps
Non-GAAP Operating Income (in $ millions)	$252.6	$119.3	112%
Non-GAAP Operating Margin	10.4%	4.7%	570	bps
Consolidated company revenues for Q409 were $2.4 billion, compared to $2.5 billion in Q408. The revenue decline resulted primarily from the impact of foreign currency translation related to the strengthening of the U.S. dollar compared to UK and Canadian currencies, 385 net fewer company-operated stores open in Q409 compared to Q408, and a 1% decline in consolidated comparable store sales.
Non-GAAP Q409 operating income totaled $252.6 million, representing non-GAAP operating margin expansion of 570 basis points to 10.4%. This improvement was driven by cost savings initiatives implemented throughout the organization, culminating in Q409 savings of approximately $210 million. The majority of these savings are the result of in-store operating improvements focused on labor efficiencies and reduced product waste, and lower non-store support costs. These improvements were partially offset by higher general and administrative expenses, related to higher performance-based compensation expenses in the quarter. Results for both years exclude restructuring charges as well as other transformation charges in fiscal 2008.
Restructuring Charges

Restructuring charges of $53.2 million for the quarter were nearly all due to lease exit and other costs associated with the closure of U.S. and International company-operated stores. Starbucks actions to rationalize its global store portfolio included plans to close approximately 800 company-operated stores in the U.S., restructure the company’s business in Australia, and close approximately 100 additional International company-operated stores. At the end of fiscal 2009, nearly all of the approximately 800 U.S. stores, 61 stores in Australia and 40 stores in other International markets had been closed. The remaining International store closures are expected to be completed by the end of fiscal 2010, with related lease exit costs expected to be recognized concurrently with the actual closures.
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Q4 U.S. Segment Results

	13 Weeks Ended
	27-Sep-09	28-Sep-08	Change

Revenues (in $ millions)	$1,720.5	$1,790.8	-4%
GAAP Operating Income (in $ millions)	$160.1	$30.4	427%
GAAP Operating Margin	9.3%	1.7%	760	bps
Non-GAAP Operating Income (in $ millions)	$206.8	$79.5	160%
Non-GAAP Operating Margin	12.0%	4.4%	760	bps

NOTE: The U.S. foodservice business, which was previously reported within U.S. specialty revenues in the U.S. segment, is now reported in the CPG segment, as a result of recent internal management realignments within the U.S. and CPG business units.
Net revenues were $1.7 billion in Q409 compared to $1.8 billion in Q408, with the decline due to decreased revenues from fewer company-operated retail stores. U.S. comparable store sales declined 1%, due to a decrease in the number of transactions.
Non-GAAP U.S. operating income for Q409 was $206.8 million compared to $79.5 million for the same period a year ago. Non-GAAP operating margin expanded to 12.0% in Q409 compared to 4.4% in the corresponding period of fiscal 2008. The margin increase was driven by the implementation of initiatives to increase labor efficiency and reduce product waste, as well as lower non-store support costs. Lower dairy commodity costs also contributed to the operating margin improvement.
Q4 International Segment Results

	13 Weeks Ended
	27-Sep-09	28-Sep-08	Change

Revenues (in $ millions)	$513.6	$533.6	-4%
GAAP Operating Income (in $ millions)	$39.6	$2.6	1,423%
GAAP Operating Margin	7.7%	0.5%	720 bps
Non-GAAP Operating Income (in $ millions)	$45.2	$21.8	107%
Non-GAAP Operating Margin	8.8%	4.1%	470 bps
Net revenues were $513.6 million in Q409 compared to $533.6 million in Q408, with the decline primarily due to the impact of a stronger U.S. dollar relative to the British pound and Canadian dollar.
Non-GAAP operating income increased to $45.2 million in Q409 compared to $21.8 million for the same period a year ago, with the related non-GAAP operating margin expanding 470 basis points to 8.8% from 4.1% in Q408. The margin increase was driven by lower cost of sales including occupancy costs primarily related to controlled discretionary spending, and to operational improvements to reduce food and dairy waste.
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Q4 Global Consumer Products Group Segment Results

	13 Weeks Ended
	27-Sep-09	28-Sep-08	Change

Revenues (in $ millions)	$188.1	$191.1	-2%
GAAP Operating Income (in $ millions)	$92.8	$84.0	10%
GAAP Operating Margin	49.3%	44.0%	530	bps

NOTE: The U.S. foodservice business, which was previously reported within U.S. specialty revenues in the U.S. segment, is now reported in the CPG segment, as a result of recent internal management realignments within the U.S. and CPG business units.
Net revenues were $188.1 million in Q409 compared to $191.1 million in Q408. This decrease was due to lower foodservice revenues caused by continued softness in the hospitality industry, partially offset by higher revenues from packaged coffee.
Operating income for the CPG segment improved to $92.8 million in Q409 from $84.0 million in Q408, reflecting growth of 10%. Operating margin increased 530 basis points to 49.3% of net revenues, with the improvement due primarily to reduced expenses in the U.S. Foodservice business and lower marketing expenses compared to Q408, which included the launch of ready-to-drink products in Japan. Higher income from equity investees also contributed to the year-over-year improvement.
Fiscal 2009 — Year in Review

	52 Weeks Ended
	27-Sep-09	28-Sep-08	Change

Net New Stores	-45	1,669	-1,714
Revenues (in $ millions)	$9,774.6	$10,383.0	-6%
GAAP Operating Income (in $ millions)	$562.0	$503.9	12%
GAAP Operating Margin	5.7%	4.9%	80	bps
Non-GAAP Operating Income (in $ millions)	$894.4	$843.3	6%
Non-GAAP Operating Margin	9.2%	8.1%	110	bps
For fiscal 2009, consolidated net revenues decreased 6% to $9.8 billion from $10.4 billion in fiscal 2008, predominantly due to lower U.S. company-operated retail revenues. Company-operated retail revenues in fiscal 2009 declined 7% to $8.2 billion from $8.8 billion in fiscal 2008, primarily due to a 6% decline in comparable store sales and the effects of a stronger U.S. dollar relative to the British pound and Canadian dollar. The decline in consolidated comparable store sales was driven by a 6% decline in the U.S. segment.
Non-GAAP operating income was $894.4 million and non-GAAP operating margin was 9.2%, an expansion of 110 basis points from the prior year. This improvement was primarily due to operational changes designed to improve labor efficiency and reduce product waste in company-operated stores, and to lower non-store support costs. Cost savings initiatives for the full year delivered approximately $580 million, exceeding the original target by approximately $180 million. The higher level of actual savings was largely due to earlier than expected results from the initiatives that were put in place over the course of the year.
Liquidity

Starbucks strong operating cash flow of $1.4 billion, combined with lower capital expenditures due to disciplined store growth during the year, resulted in free cash flow of over $900 million for fiscal 2009. The company had no short term debt at the end of the year, and had cash and liquid investments totaling more than $650 million.
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Fiscal 2010 Targets
Starbucks has set the following financial and operational targets for fiscal 2010:
▪	The company is targeting revenue growth in the low-to-mid single digits, driven by modestly positive comparable store sales, a 53rd fiscal week, and approximately 300 planned net new stores.

▪	Starbucks is targeting approximately 100 net new stores in the U.S. and approximately 200 net new stores in International markets. Both the U.S. and International net new additions are expected to be primarily licensed stores.

▪	Starbucks outlook on the U.S. operating margin has further improved; the company is now targeting full-year operating margin improvements for both the U.S. segment and the International segment (excluding restructuring charges) of 200 to 250 basis points. The CPG segment margin is expected to remain in its current range of 35% to 40%. The cumulative result of these expected margins is a consolidated non-GAAP operating margin that is anticipated to reach double digits.

▪	The company now expects non-GAAP EPS growth in the range of 15% to 20% from FY09 non-GAAP EPS of $0.80, excluding $0.02 to $0.03 of expected restructuring charges, and including approximately $0.02 to $0.03 of additional EPS from the extra week in the fiscal fourth quarter, as fiscal 2010 is a 53-week year for Starbucks.

▪	Starbucks expects to see little net impact from commodities, with higher dairy prices being offset by slightly favorable coffee prices.

▪	The company is currently expecting an effective tax rate in the range of 34% to 35%.

▪	Capital expenditures are expected to be in the range of $500 million to $550 million. Approximately half of this amount will be allocated to renovations and store equipment upgrades, one quarter to systems upgrades, and one quarter to new stores and other capital investments.

▪	Starbucks expects cash flow from operations to be approximately $1.4 billion, and free cash flow of approximately $900 million.
Conference Call
Starbucks will be holding a conference call today at 2:00 p.m. Pacific Time, which will be hosted by Howard Schultz, chairman, president and ceo, and Troy Alstead, executive vice president and chief financial officer. The call will be broadcast live over the Internet and can be accessed at the company’s web site address of http://investor.starbucks.com. A replay of the call will be available via telephone through 9:00 p.m. Pacific Time on Monday, November 9, 2009, by calling 1-800-642-1687, reservation number 61844426. A replay of the call will also be available via the Investor Relations page on Starbucks.com through approximately 5:00 p.m. Pacific Time on Friday, December 4, 2009, at the following URL: http://investor.starbucks.com.
The company’s consolidated statements of earnings, operating segment results, and other additional information have been provided on the following pages in accordance with current year classifications. This information should be reviewed in conjunction with this press release. Please refer to the company’s Annual Report on Form 10-K for the fiscal year ended September 28, 2008, and Quarterly Reports on Form 10-Q for fiscal 2009, for additional information.
About Starbucks
Since 1971, Starbucks Coffee Company has been committed to ethically sourcing and roasting the highest quality arabica coffee in the world. Today, with stores around the globe, the company is the premier roaster and retailer of specialty coffee in the world. Through our unwavering commitment to excellence and our guiding principles, we bring the unique Starbucks Experience to life for every customer through every cup. To share in the experience, please visit us in our stores or online at www.starbucks.com.
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Forward-Looking Statements
This release contains forward-looking statements relating to certain company initiatives, strategies and plans, as well as trends in or expectations regarding, the effects of company initiatives, earnings per share, store openings and closings, cost savings, operating margins, restructuring charges, cash from operations, capital expenditures, free cash flow and the cyclical nature of the business. These forward-looking statements are based on currently available operating, financial and competitive information and are subject to a number of significant risks and uncertainties. Actual future results may differ materially depending on a variety of factors including, but not limited to, coffee, dairy and other raw material prices and availability, successful execution of the company’s initiatives, fluctuations in U.S. and international economies and currencies, the impact of competition, the effect of legal proceedings, and other risks detailed in the company filing with the Securities and Exchange Commission, including the “Risk Factors” section of Starbucks Annual Report on Form 10-K for the fiscal year ended September 28, 2008. The company assumes no obligation to update any of these forward-looking statements.
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STARBUCKS CORPORATION
CONSOLIDATED STATEMENTS OF EARNINGS
(unaudited)

	13 Weeks Ended			13 Weeks Ended
	Sep 27,	Sep 28,	%	Sep 27,	Sep 28,
	2009	2008	Change	2009	2008
	(in millions, except per share data)			As a % of total net revenues
Net revenues:
Company-operated retail	$2,028.4	$2,097.3	(3.3)%	83.7%	83.4%
Specialty:
Licensing	304.2	311.2	(2.2)	12.6	12.4
Foodservice and other	89.6	107.0	(16.3)	3.7	4.3

Total specialty	393.8	418.2	(5.8)	16.3	16.6

Total net revenues	2,422.2	2,515.5	(3.7)	100.0	100.0

Cost of sales including occupancy costs	1,041.2	1,189.5	(12.5)	43.0	47.3
Store operating expenses	847.5	932.4	(9.1)	35.0	37.1
Other operating expenses	58.6	82.0	(28.5)	2.4	3.3
Depreciation and amortization expenses	132.6	138.2	(4.1)	5.5	5.5
General and administrative expenses	133.2	96.5	38.0	5.5	3.8
Restructuring charges	53.2	99.2	(46.4)	2.2	3.9

Total operating expenses	2,266.3	2,537.8	(10.7)	93.6	100.9

Income from equity investees	43.5	36.5	19.2	1.8	1.5

Operating income	199.4	14.2	nm	8.2	0.6

Interest income and other, net	17.9	(2.8)	nm	0.7	(0.1)
Interest expense	(8.6)	(12.6)	nm	(0.4)	(0.5)

Earnings before income taxes	208.7	(1.2)	nm	8.6	(0.0)

Income taxes	58.7	(6.6)	nm	2.4	(0.3)

Net earnings	$150.0	$5.4	nm	6.2%	0.2%

Net earnings per common share — diluted	$0.20	$0.01	nm %

Weighted avg. shares outstanding — diluted	757.9	741.9

Supplemental Ratios:
Store operating expenses as a percentage of Company-operated retail revenues				41.8%	44.5%
Other operating expenses as a percentage of specialty revenues				14.9%	19.6%
Effective tax rate				28.1%	nm %
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STARBUCKS CORPORATION
CONSOLIDATED STATEMENTS OF EARNINGS
(unaudited)

	52 Weeks Ended			52 Weeks Ended
	Sep 27,	Sep 28,	%	Sep 27,	Sep 28,
	2009	2008	Change	2009	2008
	(in millions, except per share data)			As a % of total net revenues
Net revenues:
Company-operated retail	$8,180.1	$8,771.9	(6.7)%	83.7%	84.5%
Specialty:
Licensing	1,222.3	1,171.6	4.3	12.5	11.3
Foodservice and other	372.2	439.5	(15.3)	3.8	4.2

Total specialty	1,594.5	1,611.1	(1.0)	16.3	15.5

Total net revenues	9,774.6	10,383.0	(5.9)	100.0	100.0

Cost of sales including occupancy costs	4,324.9	4,645.3	(6.9)	44.2	44.7
Store operating expenses	3,425.1	3,745.1	(8.5)	35.0	36.1
Other operating expenses	264.4	330.1	(19.9)	2.7	3.2
Depreciation and amortization expenses	534.7	549.3	(2.7)	5.5	5.3
General and administrative expenses	453.0	456.0	(0.7)	4.6	4.4
Restructuring charges	332.4	266.9	24.5	3.4	2.6

Total operating expenses	9,334.5	9,992.7	(6.6)	95.5	96.2

Income from equity investees	121.9	113.6	7.3	1.2	1.1

Operating income	562.0	503.9	11.5	5.7	4.9

Interest income and other, net	36.3	9.0	nm	0.4	0.1
Interest expense	(39.1)	(53.4)	nm	(0.4)	(0.5)

Earnings before income taxes	559.2	459.5	21.7	5.7	4.4

Income taxes	168.4	144.0	16.9	1.7	1.4

Net earnings	$390.8	$315.5	23.9	4.0%	3.0%

Net earnings per common share — diluted	$0.52	$0.43	20.9%

Weighted avg. shares outstanding — diluted	745.9	741.7

Supplemental Ratios:
Store operating expenses as a percentage of Company-operated retail revenues				41.9%	42.7%
Other operating expenses as a percentage of specialty revenues				16.6%	20.5%
Effective tax rate				30.1%	31.3%
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Segment Results
The tables below present reportable segment results net of intersegment eliminations (in millions):
United States

	Sep 27,	Sep 28,	%	Sep 27,	Sep 28,
	2009	2008	Change	2009	2008
				As a % of US total net
				revenues
13 Weeks Ended
Net revenues:
Company-operated retail	$1,595.0	$1,651.5	(3.4)%	92.7%	92.2%
Specialty:
Licensing	124.7	132.1	(5.6)	7.2	7.4
Foodservice and other	0.8	7.2	(88.9)	0.0	0.4

Total specialty	125.5	139.3	(9.9)	7.3	7.8

Total net revenues	1,720.5	1,790.8	(3.9)	100.0	100.0

Cost of sales including occupancy costs	689.8	812.4	(15.1)	40.1	45.4
Store operating expenses	690.5	762.1	(9.4)	40.1	42.6
Other operating expenses	19.0	28.7	(33.8)	1.1	1.6
Depreciation and amortization expenses	92.3	97.6	(5.4)	5.4	5.5
General and administrative expenses	22.1	16.0	38.1	1.3	0.9
Restructuring charges	46.7	43.2	8.1	2.7	2.4

Total operating expenses	1,560.4	1,760.0	(11.3)	90.7	98.3

Income from equity investees	—	(0.4)	nm	—	(0.0)

Operating income	$160.1	$30.4	(426.6)%	9.3%	1.7%

Supplemental Ratios:
Store operating expenses as a percentage of Company-operated retail revenues				43.3%	46.1%
Other operating expenses as a percentage of specialty revenues				15.1%	20.6%

52 Weeks Ended
Net revenues:
Company-operated retail	$6,572.1	$6,997.7	(6.1)%	92.5%	92.9%
Specialty:
Licensing	528.9	504.2	4.9	7.4	6.7
Foodservice and other	3.6	30.1	(88.0)	0.1	0.4

Total specialty	532.5	534.3	(0.3)	7.5	7.1

Total net revenues	7,104.6	7,532.0	(5.7)	100.0	100.0

Cost of sales including occupancy costs	2,965.7	3,206.3	(7.5)	41.7	42.6
Store operating expenses	2,815.1	3,081.0	(8.6)	39.6	40.9
Other operating expenses	81.4	111.7	(27.1)	1.1	1.5
Depreciation and amortization expenses	378.1	395.4	(4.4)	5.3	5.2
General and administrative expenses	86.7	71.2	21.8	1.2	0.9
Restructuring charges	246.3	210.9	16.8	3.5	2.8

Total operating expenses	6,573.3	7,076.5	(7.1)	92.5	94.0

Income from equity investees	0.5	(1.3)	nm	0.0	(0.0)

Operating income	$531.8	$454.2	17.1%	7.5%	6.0%

Supplemental Ratios:
Store operating expenses as a percentage of Company-operated retail revenues				42.8%	44.0%
Other operating expenses as a percentage of specialty revenues				15.3%	20.9%
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International

	Sep 27,	Sep 28,	%	Sep 27,	Sep 28,
	2009	2008	Change	2009	2008
				As a % of International
				total net revenues
13 Weeks Ended
Net revenues:
Company-operated retail	$433.4	$445.8	(2.8)%	84.4%	83.5%
Specialty:
Licensing	67.7	74.1	(8.6)	13.2	13.9
Foodservice and other	12.5	13.7	(8.8)	2.4	2.6

Total specialty	80.2	87.8	(8.7)	15.6	16.5

Total net revenues	513.6	533.6	(3.7)	100.0	100.0

Cost of sales including occupancy costs	254.9	278.7	(8.5)	49.6	52.2
Store operating expenses	157.0	170.3	(7.8)	30.6	31.9
Other operating expenses	16.1	22.4	(28.1)	3.1	4.2
Depreciation and amortization expenses	26.9	28.7	(6.3)	5.2	5.4
General and administrative expenses	28.6	23.8	20.2	5.6	4.5
Restructuring charges	5.6	19.2	(70.8)	1.1	3.6

Total operating expenses	489.1	543.1	(9.9)	95.2	101.8

Income from equity investees	15.1	12.1	24.8	2.9	2.3

Operating income	$39.6	$2.6	nm %	7.7%	0.5%

Supplemental Ratios:
Store operating expenses as a percentage of Company-operated retail revenues				36.2%	38.2%
Other operating expenses as a percentage of specialty revenues				20.1%	25.5%

52 Weeks Ended
Net revenues:
Company-operated retail	$1,608.0	$1,774.2	(9.4)%	83.7%	84.3%
Specialty:
Licensing	266.2	274.8	(3.1)	13.9	13.1
Foodservice and other	46.2	54.4	(15.1)	2.4	2.6

Total specialty	312.4	329.2	(5.1)	16.3	15.7

Total net revenues	1,920.4	2,103.4	(8.7)	100.0	100.0

Cost of sales including occupancy costs	963.7	1,054.0	(8.6)	50.2	50.1
Store operating expenses	610.0	664.1	(8.1)	31.8	31.6
Other operating expenses	72.9	88.5	(17.6)	3.8	4.2
Depreciation and amortization expenses	102.5	108.8	(5.8)	5.3	5.2
General and administrative expenses	105.0	113.0	(7.1)	5.5	5.4
Restructuring charges	27.0	19.2	40.6	1.4	0.9

Total operating expenses	1,881.1	2,047.6	(8.1)	98.0	97.3

Income from equity investees	53.6	54.2	(1.1)	2.8	2.6

Operating income	$92.9	$110.0	(15.5)%	4.8%	5.2%

Supplemental Ratios:
Store operating expenses as a percentage of Company-operated retail revenues				37.9%	37.4%
Other operating expenses as a percentage of specialty revenues				23.3%	26.9%
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Global CPG

	Sep 27,	Sep 28,	%	Sep 27,	Sep 28,
	2009	2008	Change	2009	2008
				As a % of CPG
				total net revenues
13 Weeks Ended Licensing	$111.8	$105.0	6.5%	59.4%	54.9%
Foodservice	76.3	86.1	(11.4)	40.6	45.1

Total specialty revenues	188.1	191.1	(1.6)	100.0	100.0

Cost of sales	96.5	98.4	(1.9)	51.3	51.5
Other operating expenses	23.5	30.9	(23.9)	12.5	16.2
Depreciation and amortization expenses	1.3	1.6	(18.8)	0.7	0.8
General and administrative expenses	2.4	1.0	nm	1.3	0.5

Total operating expenses	123.7	131.9	(6.2)	65.8	69.0
Income from equity investees	28.4	24.8	14.5	15.1	13.0

Operating income	$92.8	$84.0	10.5%	49.3%	44.0%

52 Weeks Ended
Licensing revenues	$427.2	$392.6	8.8%	57.0%	52.5%
Foodservice revenues	322.4	355.0	(9.2)	43.0	47.5

Total specialty revenues	749.6	747.6	0.3	100.0	100.0

Cost of sales	395.5	385.0	2.7	52.8	51.5
Other operating expenses	110.1	129.9	(15.2)	14.7	17.4
Depreciation and amortization expenses	5.7	6.3	(9.5)	0.8	0.8
General and administrative expenses	8.8	7.9	11.4	1.2	1.1
Restructuring charges	1.0	—	nm	0.1	—

Total operating expenses	521.1	529.1	(1.5)	69.5	70.8

Income from equity investees	67.8	60.7	11.7	9.0	8.1

Operating income	$296.3	$279.2	6.1%	39.5%	37.3%

Unallocated Corporate

	Sep 27,	Sep 28,	%	Sep 27,	Sep 28,
	2009	2008	Change	2009	2008
				As a % of total net revenues
13 Weeks Ended
Depreciation and amortization expenses	$12.1	$10.3	17.5%	0.5%	0.4%
General and administrative expenses	80.1	55.7	43.8	3.3	2.2
Restructuring charges	0.9	36.8	(97.6)	0.0	1.5

Operating loss	$(93.1)	$(102.8)	(9.4)%	(3.8)%	(4.1)%

52 Weeks Ended
Depreciation and amortization expenses	$48.4	$38.8	24.7%	0.5%	0.4%
General and administrative expenses	252.5	263.9	(4.3)	2.6	2.5
Restructuring charges	58.1	36.8	57.9	0.6	0.4

Operating loss	$(359.0)	$(339.5)	5.7%	(3.7)%	(3.3)%

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STARBUCKS CORPORATION
CONSOLIDATED BALANCE SHEETS
(in millions, except per share data)
(unaudited)

	Sep 27, 2009	Sep 28, 2008
ASSETS
Current assets:
Cash and cash equivalents	$599.8	$269.8
Short-term investments — available-for-sale securities	21.5	3.0
Short-term investments — trading securities	44.8	49.5
Accounts receivable, net	271.0	329.5
Inventories	664.9	692.8
Prepaid expenses and other current assets	147.2	169.2
Deferred income taxes, net	286.6	234.2

Total current assets	2,035.8	1,748.0

Long-term investments — available-for-sale securities	71.2	71.4
Equity and cost investments	352.3	302.6
Property, plant and equipment, net	2,536.4	2,956.4
Other assets	253.8	261.1
Other intangible assets	68.2	66.6
Goodwill	259.1	266.5

TOTAL ASSETS	$5,576.8	$5,672.6

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Commercial paper and short-term borrowings	$—	$713.0
Accounts payable	267.1	324.9
Accrued compensation and related costs	307.5	253.6
Accrued occupancy costs	188.1	136.1
Accrued taxes	127.8	76.1
Insurance reserves	154.3	152.5
Other accrued expenses	147.3	164.4
Deferred revenue	388.7	368.4
Current portion of long-term debt	0.2	0.7

Total current liabilities	1,581.0	2,189.7

Long-term debt	549.3	549.6
Other long-term liabilities	400.8	442.4

Total liabilities	2,531.1	3,181.7

Shareholders’ equity:
Common stock ($0.001 par value) — authorized, 1,200.0 shares; issued and outstanding, 742.9 and 735.5 shares, respectively, (includes 3.4 common stock units in both periods)	0.7	0.7
Additional paid-in-capital	147.0	—
Other additional paid-in-capital	39.4	39.4
Retained earnings	2,793.2	2,402.4
Accumulated other comprehensive income	65.4	48.4

Total shareholders’ equity	3,045.7	2,490.9

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$5,576.8	$5,672.6

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STARBUCKS CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited and in millions)

	52 Weeks Ended
	Sep 27, 2009	Sep 28, 2008
OPERATING ACTIVITIES:
Net earnings	$390.8	$315.5
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	563.3	604.5
Provision for impairments and asset disposals	224.4	325.0
Deferred income taxes, net	(69.6)	(117.1)
Equity income of investees	(78.4)	(61.3)
Distributions of income from equity investees	53.0	52.6
Stock-based compensation	83.2	75.0
Tax benefit from exercise of stock options	2.0	3.8
Excess tax benefit from exercise of stock options	(15.9)	(14.7)
Other	5.4	(0.1)
Cash provided/(used) by changes in operating assets and liabilities:
Inventories	28.5	(0.6)
Accounts payable	(53.0)	(63.9)
Accrued taxes	57.2	7.3
Deferred revenue	16.3	72.4
Other operating assets	120.5	(11.2)
Other operating liabilities	61.3	71.5

Net cash provided by operating activities	1,389.0	1,258.7

INVESTING ACTIVITIES:
Purchase of available-for-sale securities	(129.2)	(71.8)
Maturities and calls of available-for-sale securities	111.0	20.0
Sale of available-for-sale securities	5.0	75.9
Acquisitions, net of cash acquired	—	(74.2)
Net purchases of equity, other investments and other assets	(4.8)	(52.0)
Additions to property, plant and equipment	(445.6)	(984.5)
Proceeds from sale of property, plant and equipment	42.5	—

Net cash used by investing activities	(421.1)	(1,086.6)

FINANCING ACTIVITIES:
Proceeds from issuance of commercial paper	20,965.4	65,770.8
Repayments of commercial paper	(21,378.5)	(66,068.0)
Proceeds from short-term borrowings	1,338.0	528.2
Repayments of short-term borrowings	(1,638.0)	(228.8)
Proceeds from issuance of common stock	57.3	112.3
Excess tax benefit from exercise of stock options	15.9	14.7
Principal payments on long-term debt	(0.7)	(0.6)
Repurchase of common stock	—	(311.4)
Other	(1.6)	(1.7)

Net cash used by financing activities	(642.2)	(184.5)

Effect of exchange rate changes on cash and cash equivalents	4.3	0.9

Net increase/(decrease) in cash and cash equivalents	330.0	(11.5)
CASH AND CASH EQUIVALENTS:
Beginning of period	269.8	281.3

End of the period	$599.8	$269.8

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Net repayments of commercial paper and short-term borrowings for the period	$(713.1)	$2.2
Cash paid during the period for:
Interest, net of capitalized interest	$39.8	$52.7
Income taxes	$162.0	$259.5
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Fiscal Fourth Quarter 2009 Store Data
The company’s store data for the periods presented are as follows:

	Net stores opened/(closed) during the period
	13 Weeks Ended		52 Weeks Ended		Stores open as of
	Sep 27,	Sep 28,	Sep 27,	Sep 28,	Sep 27,	Sep 28,
	2009	2008	2009	2008	2009	2008

United States:
Company-operated Stores	(107)	(137)	(474)	445	6,764	7,238
Licensed Stores	(31)	134	35	438	4,364	4,329

	(138)	(3)	(439)	883	11,128	11,567

International:
Company-operated Stores (1)	7	5	89	236	2,068	1,979
Licensed Stores (1)	37	130	305	550	3,439	3,134

	44	135	394	786	5,507	5,113

Total	(94)	132	(45)	1,669	16,635	16,680

(1)	International store data has been adjusted for the acquisition of retail store locations in Quebec and Atlantic Canada from former licensees Coffee Vision, Inc. and Coffee Vision Atlantic, Inc., by reclassifying historical information from Licensed Stores to Company-operated Stores.
Fiscal 2009 Store Reconciliation

Company-operated new stores
U.S.
New	121
Closed	(595)

Total company-operated net U.S.	(474)

International
New	152
Closed	(63)

Total company-operated net International	89

TOTAL company-operated net new stores	(385)

Licensed new stores
U.S. New	286
Closed	(251)
Total licensed net U.S.	35

International
New	390
Closed	(85)

Total licensed net International	305

TOTAL licensed net new stores	340

TOTAL CONSOLIDATED NET NEW STORES	(45)

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Non-GAAP Disclosure
In addition to the GAAP results provided in this release, the company provides non-GAAP operating income, non-GAAP operating margin, non-GAAP earnings per share (non-GAAP EPS), as well as free cash flow. These non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States. The GAAP measure most directly comparable to non-GAAP operating income, non-GAAP operating margin and non-GAAP earnings per share (non-GAAP EPS) are operating income, operating margin and diluted net earnings per share, respectively. The GAAP measure most directly comparable to free cash flow is cash flow from operations (or net cash provided by operating activities).
The non-GAAP financial measures provided in this release for fiscal 2009, other than free cash flow, exclude restructuring charges, primarily related to company-operated store closures and the impacts of workforce reductions. The non-GAAP financial measures provided in this release for fiscal 2008 exclude restructuring charges, primarily related to company-operated store closures and the impacts of workforce reductions, and costs related to the company’s transformation efforts during fiscal 2008 consisting primarily of charges related to slowing the pace of U.S. store openings and the associated termination of future site commitments, related inventory and store assets. Free cash flow is defined as cash flow from operations less capital expenditures (or net additions to property, plant and equipment). The company’s management believes that providing these non-GAAP financial measures better enables investors to understand and evaluate the company’s historical and prospective operating performance. More specifically, for historical non-GAAP financial measures other than free cash flow, management excludes each of those items mentioned above because it believes that these costs do not reflect expected future operating expenses and do not contribute to a meaningful evaluation of the company’s future operating performance or comparisons to the company’s past operating performance.
These non-GAAP financial measures may have limitations as analytical tools, and these measures should not be considered in isolation or as a substitute for analysis of the company’s results as reported under GAAP. Other companies may calculate these non-GAAP financial measures differently than the company does, limiting the usefulness of those measures for comparative purposes.

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STARBUCKS CORPORATION
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(unaudited)
(in millions, except per share data)

	13 Weeks Ended		52 Weeks Ended
	Sep	Sep	Sep	Sep
	2009	2008	2009	2008
Consolidated
Operating income, as reported (GAAP)	$199.4	$14.2	$562.0	$503.9
Restructuring charges	53.2	99.2	332.4	266.9
Other transformation charges	—	5.9	—	72.5

Non-GAAP operating income	$252.6	$119.3	$894.4	$843.3

Operating margin, as reported (GAAP)	8.2%	0.6%	5.7%	4.9%
Restructuring charges	2.2	3.9	3.4	2.6
Other transformation charges	—	0.2	—	0.6

Non-GAAP operating margin	10.4%	4.7%	9.2%	8.1%

Net earnings, as reported (GAAP)	$150.0	$5.4	$390.8	$315.5
Restructuring charges, net of tax	34.1	61.9	207.4	165.4
Other transformation charges, net of tax	—	3.7	—	44.9

Non-GAAP net income	$184.1	$71.0	$598.2	$525.8

Diluted EPS, as reported (GAAP)	$0.20	$0.01	$0.52	$0.43
Restructuring charges, net of tax	0.04	0.08	0.28	0.22
Other transformation charges, net of tax	—	0.01	—	0.06

Non-GAAP Diluted EPS	$0.24	$0.10	$0.80	$0.71

Fiscal year 2009 free cash flow:
Net cash provided by operating activities			$1,389.0
Additions to property, plant and equipment			(445.6)

Free cash			$943.4

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- Page 17 -

STARBUCKS CORPORATION
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(unaudited)
(in millions, except per share data)

	13 Weeks Ended		52 Weeks Ended
	Sep 27,	Sep 28,	Sep 27,	Sep 28,
	2009	2008	2009	2008
United States
Operating income, as reported (GAAP)	$160.1	$30.4	$531.8	$454.2
Restructuring charges	46.7	43.2	246.3	210.9
Other transformation charges	—	5.9	—	64.8

Non-GAAP operating income	$206.8	$79.5	$778.1	$729.9

Cost of sales including occupancy costs ratio, as reported (GAAP)	40.1%	45.4%	41.7%	42.6%
Other transformation charges	—	(0.1)	—	(0.1)

Non-GAAP cost of sales including occupancy costs ratio	40.1%	45.3%	41.7%	42.5%

Store operating expenses ratio, as reported (GAAP)	40.1%	42.6%	39.6%	40.9%
Other transformation charges	—	(0.2)	—	(0.7)

Non-GAAP store operating expenses ratio	40.1%	42.4%	39.6%	40.2%

Operating margin, as reported (GAAP)	9.3%	1.7%	7.5%	6.0%
Restructuring charges	2.7	2.4	3.5	2.8
Other transformation charges	—	0.3	—	0.9

Non-GAAP operating margin	12.0%	4.4%	11.0%	9.7%

International
Operating income, as reported (GAAP)	$39.6	$2.6	$92.9	$110.0
Restructuring charges	5.6	19.2	27.0	19.2
Other transformation charges	—	—	—	7.9

Non-GAAP operating income	$45.2	$21.8	$119.9	$137.1

Operating margin, as reported (GAAP)	7.7%	0.5%	4.8%	5.2%
Restructuring charges	1.1	3.6	1.4	0.9
Other transformation charges	—	—	—	0.4

Non-GAAP operating margin	8.8%	4.1%	6.2%	6.5%

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